UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 27, 2007
BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	000-19341	73-1373454

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(918) 588-6000
N/A
(Former name or former address, if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On December 21, 2007, BOK Financial Corporation (the “Company”) entered into an agreement to increase to $188 million from $100 million the maximum amount that the Company may borrow under an existing five-year, unsecured revolving credit agreement with certain commercial banks. The principal amount currently outstanding under this credit agreement is $50 million.
All terms and restrictive covenants of the revolving credit agreement, including limits on the Company’s ability to borrow additional funds, to make investments and to pay cash dividends on common stock remain in effect through December 2, 2010.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION
By:	/s/ Steven E. Nell
Steven E. Nell
Executive Vice President Chief Financial Officer

Date: December 27, 2007